EXHIBIT 10.61

Board Compensations*

2006

	Title	**Restricted CBAI shares	Term
Matthew Schissler:	Chairman	54,054 for 2006	July 1, 2005- July, 1 2008

Joseph Vicente	Director	54,054 for 2006	January 1, 2006 – Dec 31, 2008

Stephen Weir	Director	54,054 for 2006	January 1, 2006 – Dec 31, 2008

Gayl Rogers-Chrysler	Director	54,054 for 2006	Aug 1, 2005- Aug 1 2008

Timothy McGrath	Director	54,054 for 2006	March 1, 2006 – March 1, 2009

____________

*

Via Board Resolution, discussed and voted upon on January 26, 2006

**

2006 Annual total based on the closing stock price on January 25, 2006 divided by $10,000.

Shares issued as compensation for one year of service in 2007 and 2008 will be based on the closing stock price of the last business day of 2006 and 2007, respectively, divided by $10,000.